Exhibit 10.3

STOCKHOLDERS AGREEMENT

BY AND AMONG

CHICKEN ACQUISITION CORP.

AND

THE STOCKHOLDERS LISTED HEREIN

DATED AS OF NOVEMBER 18, 2005

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of the 18th day of November, 2005, by and among Chicken Acquisition Corp., a Delaware corporation (the “Company”), Trimaran Pollo Partners, L.L.C., a Delaware limited liability company (“Trimaran”), the individuals set forth on Schedule A hereto (together with the employees of the Company or its Subsidiaries (as defined in Section 1.1) who become parties to this Agreement pursuant to the terms and conditions of this Agreement, the “Management Stockholders”) and such other Persons that become parties to this Agreement pursuant to the terms and conditions of this Agreement (the “Additional Stockholders”).

RECITAL

WHEREAS, the Company, EPL Holdings, Inc. (“Holdings”), EPL Intermediate, Inc., El Pollo Loco, Inc., the equityholders of Holdings and American Securities Capital Partners, L.P, are parties to a Stock Purchase Agreement (the “Purchase Agreement”), dated September 27, 2005, with respect to the acquisition by the Company or a Subsidiary thereof of all of the issued and outstanding shares of common stock of Holdings (the “Transaction”);

WHEREAS, pursuant to the Purchase Agreement and Exchange Agreements (as defined in the Purchase Agreement) entered into with each individual set forth on Schedule A hereto, the Company is issuing at the Closing (as defined in the Purchase Agreement) shares of common stock, par value $.01 per share (“Common Stock”), and/or options to acquire shares of Common Stock (“Stock Options”), respectively, of the Company in exchange for shares of common stock of Holdings and/or options to acquire shares of common stock of Holdings held by such individuals; and

WHEREAS, immediately after giving effect to the Closing, all of the outstanding shares of Company Stock will be owned by the Stockholders;

WHEREAS, the parties wish to enter into this Agreement to grant certain rights to and to place certain restrictions on the shares of Company Stock now or hereafter owned by each Stockholder; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. As used herein, the following terms shall have the meanings set forth below:

“Action” shall mean any demand, action, claim, suit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative or appellate proceeding) or hearing commenced, brought, conducted or heard by or before any court, grand jury or other Governmental Authority or any arbitrator or mediator or mediation or arbitration panel.

“Additional Stockholders” shall have the meaning set forth in the Preamble.

“Affiliate” or “affiliate” shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that Affiliate shall be deemed not to include any portfolio companies of the Trimaran Group or their Affiliates.

“Agreement” shall have the meaning set forth in the Preamble.

“Board of Directors” shall mean the Board of Directors of the Company.

“Bona Fide Offer” shall mean any offer by a Third Party in writing, setting forth a specific purchase price and other material terms and a closing date of no more than ninety (90) days therefrom, subject to satisfaction of the conditions set forth therein.

“Business Day” shall mean any calendar day which is not a Saturday, Sunday or public holiday under the laws of the State of New York.

“Call Right” shall have the meaning set forth in Section 6.4(b).

“Carrying Value” shall mean the price paid by the Stockholder for any share of Company Stock, less the amount of dividends and other distributions paid to such Stockholder in respect of any such share; provided that, with respect to shares of Company Stock that are Exchange Shares, Carrying Value shall mean the Deal Price less any dividends paid and; provided further that, with respect to shares of Company Stock that are Exchange Options, Carrying Value shall mean the excess, if any, of the Deal Price over the applicable exercise price of such Option.

“Cause” shall mean any action that constitutes misconduct; dishonesty; the failure to comply with specific directions of the Board of Directors or senior management of the Company, as applicable, that are consistent with the terms of any employment agreement with the Company of such Management Stockholder, if applicable, or the objectives of the Company (after having been given a reasonably detailed written notice of, and a period of 20 days to cure, such misconduct or failure); a deliberate and premeditated act against the Company or its Affiliates; the commission of a felony; substance abuse or alcohol abuse which renders the Management Stockholder unfit to perform his duties; any breach of the covenants set forth in any employment agreement with the Company of such Management Stockholder. Any voluntary termination of employment with the Company by the Management Stockholder in anticipation of an involuntary termination of the Management Stockholder’s employment for Cause shall be deemed to be a termination for Cause.

“Claim” shall mean any demand, action, claim, suit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative or appellate proceeding) or hearing commenced, brought, conducted or heard by or before any court, grand jury or other Governmental Authority or any arbitrator or mediator or mediation or arbitration panel.

“Closing” shall have the meaning set forth in the recitals.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Common Stock” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the Preamble.

“Company Option Plan” shall mean any stock option plan or employee benefit or other incentive plan which may be adopted pursuant to which participants may acquire options or similar securities to purchase shares of Common Stock.

“Company Securities” shall have the meaning set forth in Section 7.3(a)(i).

“Company Stock” shall mean the Common Stock and any other capital stock of any class or series of the Company and any shares of capital stock issuable upon the conversion, exercise or exchange of securities of the Company (including Options) convertible into, or exercisable or exchangeable for, any such Common Stock or other capital stock of the Company, including, without limitation, shares of Common Stock issued or issuable pursuant to the Company Option Plan or any other stock option plan or employee benefit or other incentive plan presently in effect or which may be adopted by the Company after the date hereof. For purposes of Sections III, IV, V and VI of this Agreement, subject to the limitations set forth therein, Company Stock shall also include Exchange Options and references to “shares of Company Stock” contained therein shall be deemed to include Exchange Options.

“Company Stock Equivalent Price” shall mean, in the case of a LLC Drag, a price per share of Company Stock derived from the price per Membership Unit specified in the Drag-Along Notice taking into account (i) the relative ownership of the Company by Trimaran and (ii) the relative ownership of Trimaran by the Trimaran Funds, in each case as determined by the Board of Directors in its good faith judgment.

“Confidential Information” shall have the meaning set forth in Section 13.2.

“Cost” means (i) when used in connection with a share of Company Stock (other than Exchange Options), means the cost at which such shares of Company Stock were purchased; provided that, with respect to shares of Company Stock that are Exchange Shares, Cost shall mean the Deal Price and (ii) when used in connection with the value of an Exchange Option, the excess, if any, of the Deal Price over the applicable exercise price of such Option.

“Covered Person” shall have the meaning set forth in Section 12.1.

“Credit Agreement” shall mean the credit agreement among EPL Finance Corp., El Pollo Loco, Inc. and EPL Intermediate, Inc., Merrill Lynch Capital Corporation, as administrative agent, and certain other lenders party thereto, entered into on the date of this Agreement.

“Deal Price” shall mean the Per Share Price as defined in the Purchase Agreement, subject to the applicable adjustments as set forth in the Purchase Agreement, as determined by the Board of Directors in its good faith determination.

“Disability” shall mean, when used with respect to any Management Stockholder or the Chief Executive Officer of the Company, any physical or mental disability or infirmity that prevents the performance of such person’s duties for a period of (i) six (6) consecutive months or (ii) an aggregate of nine (9) months in any twenty-four (24) consecutive month period.

“Duly Endorsed” shall mean (i) duly endorsed in blank by the Person or Persons in whose name a stock certificate or certificate representing a debt security is registered or (ii) accompanied by a duly executed stock or security assignment separate from the certificate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Options” shall mean an Option or Options received by a Stockholder at the Closing in exchange for an option or options to purchase shares of Holdings common stock pursuant to the Purchase Agreement and the applicable Exchange Agreement.

“Exchange Shares” shall mean a share or shares of Common Stock received by a Stockholder at the Closing in exchange for a shares or shares of Holdings common stock pursuant to the Purchase Agreement and the applicable Exchange Agreement.

“Fair Market Value” shall mean (i) when used in connection with the value of a share of Company Stock (other than any Option), the price at which such share of Company Stock would likely be sold in an arm’s length transaction (specifically excluding any price paid or proposed to be paid in any transactions between a Stockholder and its Permitted Transferees) between a willing and able buyer under no compulsion to buy and a willing and able seller under no compulsion to sell, as determined by the Board of Directors of the Company in good faith and (ii) when used in connection with the value of an Option, warrant, or similar right to purchase shares of Common Stock, the positive difference, if any, between fair market value (as determined pursuant to clause (i)) of the number of shares of Common Stock for which such Option, warrant, or similar right to purchase shares of Common Stock is exercisable and the applicable exercise price of such Option, warrant, or similar right to purchase shares of Common Stock.

“Financing Default” shall mean an event or circumstance which would constitute (or with notice or lapse of time or both would constitute) an event of default under any outstanding Indebtedness of the Company, or any refunding, refinancing or extension of any of the foregoing, as any agreements pertaining thereto may be amended from time to time, and which event or circumstance has not been waived or cured in accordance with such agreements.

“GAAP” shall mean United States generally accepted accounting principles as in effect on the date or for the period with respect to which such principles are applied.

“Good Reason” shall mean, with respect to any Management Stockholder, (1) such Management Stockholder’s relocation by the Company or any subsidiary outside Orange County, California; (2) a reduction of such Management Stockholder’s title; (3) a reduction of such Management Stockholder’s base salary; or (4) the failure of the Company or any subsidiary to provide or cause to be provided to such Management Stockholder material employee benefits; provided that, in the case of such Management Stockholder that is a party to an employment agreement with the Company or any Subsidiary thereof, “Good Reason”, with respect to such Management Stockholder, shall have the meaning set forth in the applicable employment agreement.

“Governmental Authority” shall mean any federal, state, local or foreign government, executive official thereof, governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign.

“Indebtedness” shall mean, as applied to any Person (without duplication) (a) all outstanding indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all outstanding obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities, (c) all outstanding indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all outstanding indebtedness of such Person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of the property subject to such Lien, (e) all outstanding obligations under leases which shall have been or must be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee, (f) any outstanding liability or other obligation of such Person in respect of letters of credit, (g) all interest, fees, prepayment premiums and other expenses owed with respect to the indebtedness referred to above and (h) all indebtedness referred to above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Involuntary Transfer” shall have the meaning set forth in Section 3.2.

“Involuntary Transfer Notice” shall have the meaning set forth in Section 3.2.

“Involuntary Transferee” shall have the meaning set forth in Section 3.2.

“Lien” shall mean any lien, encumbrance, easement, encroachment, defect of title, security interest, mortgage, pledge, preemptive right, right of way, option to acquire, right of first refusal, restriction on transfer or any adverse claim of any nature whatsoever (except, in the case of the Company, for restrictions relating to applicable securities laws).

“Liquidation” means any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company.

“LLC” means Trimaran Pollo Partners, L.L.C.

“LLC Agreement” means the Limited Liability Operating Agreement, dated November 18th, 2005, of the LLC, by and among the LLC and the parties set forth on Schedule A thereto.

“LLC Drag” shall have the meaning set forth in Section 5.1(a).

“Management Agreement” shall have the meaning set forth in Section 2.2.

“Management Stockholders” shall have the meaning set forth in the Preamble.

“Membership Unit” shall have the meaning set forth in the LLC Agreement.

“NASD” shall have the meaning set forth in the definition of Registration Expenses.

“Offer” shall have the meaning set forth in Section 4.6(a).

“Options” shall mean the options to purchase shares of stock or other equity interests of the Company pursuant to the Company Option Plan.

“Participation Commitment” shall have the meaning set forth in Section 8.1(c).

“Participation Notice” shall have the meaning set forth in Section 8.1(b).

“Participation Portion” shall have the meaning set forth in Section 8.1(b)(i).

“Participation Stockholder” shall have the meaning set forth in Section 8.1(b).

“Participating Buyer” shall have the meaning set forth in Section 8.1(c).

“Per Share Value” means $86.43 representing the value of each share of Common Stock as of the date of this Agreement.

“Permitted Transferee” of a Stockholder shall mean, any other Stockholder and:

(i) any Affiliate of the Stockholder or any general or limited partner or equity holder of any Stockholder (collectively, the “Stockholder Affiliates”);

(ii) with respect to any Stockholder that itself is a Permitted Transferee of a current or past Stockholder (an “Original Stockholder”), any Original Stockholder; and

(iii) in the case of any Management Stockholder, any trust, the beneficiaries of which, or corporation, limited liability company or partnership, the shareholders, members or general or limited partners of which, include only his or her spouse, members of his or her immediate family or household or his or her lineal descendants;

provided, that in no event shall a party described in clauses (i), (ii) or (iii) be a Permitted Transferee if such party is, in the good faith reasonable judgment of the Board of Directors, an actual or potential competitor of, or otherwise adverse to the interests of, the Company.

“Person” shall mean an individual, a partnership (general or limited), a corporation, a limited liability company, an association, a joint stock company, Governmental Authority, a business or other trust, a joint venture, any other business entity or an unincorporated organization.

“Piggyback Securities” shall mean those Registrable Securities which are requested to be sold by any Stockholder or such other Persons granted piggyback registration rights as described in Section 7.2 hereof.

“Preemptive Issuance” shall have the meaning set forth in Section 8.1(a).

“Preemptive Transferee” shall have the meaning set forth in Section 8.1(b)(i).

“Pro Rata Portion” means, as determined by the Board of Directors in good faith judgment:

(i) for purposes of Article IV, a number of shares of Company Stock determined by multiplying (a) (1) the number of shares of Company Stock (other than any Options) held by the Tagging Stockholder plus (b) the number of shares of Common Stock issuable upon the exercise of any vested Options held by the Tagging Stockholder by (2) a fraction, the numerator of which is the number of shares of Company Stock proposed to be Transferred by the Transferring Stockholders in connection with the Tag-Along Transfer and the denominator of which is the aggregate number of shares of Company Stock held by such Transferring Stockholders immediately prior to such Tag-Along Transfer;

(ii) for purposes of Article V, a number of shares of Company Stock determined by multiplying (a) (1) the number of shares of Company Stock (other than Options) plus (2) the number of shares of Common Stock issuable upon the exercise of vested Options and Options that will vest upon consummation of the Drag-Along Transfer held by the relevant Drag-Along Holder by (b) a fraction, the numerator of which is the number of shares of Company Stock proposed to be Transferred by the Selling Stockholders to the Transferee and the denominator of which is the aggregate number of shares of Company Stock held by the Selling Stockholders (or in the case of a LLC Drag, a fraction, the numerator of which is the number of Membership Units proposed to be Transferred by the Selling Members to the Transferee and the denominator of which is the aggregate number of Membership Units held by the Selling Members).

“Purchase Agreement” shall have the meaning set forth in the recitals.

“Qualified Public Offering” shall mean a public offering and sale of the common equity of the Company or any of its Subsidiaries (or any of their successors) for cash registered under the Securities Act with an aggregate public offering price of at least $50,000,000.

“Registrable Securities” shall mean all shares of Common Stock, including, without limitation, Common Stock issuable upon the conversion, exercise or exchange of such other securities, granted registration rights as described in Article VII hereof, that by their terms are converted into shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) such securities shall have been registered under the Securities Act, the registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (x) such securities shall have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (y) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities laws then in force or (z) such securities shall cease to be outstanding.

“Registration” shall mean a bona-fide public offering and sale of shares of Company Stock or other direct or indirect equity interests of a Person pursuant to an effective registration statement under the Securities Act and in compliance with all applicable state securities laws.

“Registration Expenses” shall mean all fees and expenses of the Company incident to the Company’s performance of or compliance with Article VII hereof, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. (“NASD”) registration, filing and listing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, all fees and expenses of the transfer agent and registrar for the Registrable Securities, printing expenses, messenger and delivery expenses, the reasonable fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which Registrable Securities are to be listed or on which similar securities issued by the Company are to be listed in connection with such transaction, reasonable fees and disbursements of counsel for the Company and all independent certified public accountants for the Company (including the expenses of any annual audit, special audit and “cold comfort” letters required in connection therewith or incident thereto), securities laws liability insurance (if the Company so desires or if the underwriters so desire), the reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, all fees and expenses of any qualified independent underwriter or any Person acting in a similar capacity under the rules of the NASD, the reasonable fees and disbursements of one counsel retained in connection with each such registration on behalf of the Stockholders (which shall be counsel selected by the Requesting Stockholder in the event of a Registration effected pursuant to Section 7.1 hereof, or counsel elected by the holders of a majority of the Registrable Securities being registered in the event of any other Registration), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other Persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by the holders of such Registrable Securities).

“Representative” shall mean, with respect to a particular Person, any director, officer, general partner, limited partner, co-owner, member, nominee, managing director or controlling Person of such Person.

“Requesting Stockholder” shall have the meaning as set forth in Section 7.1(a).

“Retirement” shall mean, with respect to a Management Stockholder or the Chief Executive Officer of the Company, such person’s normal or early retirement as an employee of the Company or any of its Subsidiaries in accordance with the applicable tax-qualified retirement plan of the Company or such Subsidiaries in which such person participates.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

“Securities” shall have the meaning set forth in Section 8.1(a).

“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“SEC” shall mean the United States Securities and Exchange Commission.

“Stockholders” shall mean, for so long as any such Persons hold Company Stock, collectively (i) Trimaran, (ii) the Management Stockholders, (iii) the Additional Stockholders, if any, and (iv) Persons who or which have acquired shares of the Company’s capital stock from, and are Permitted Transferees of, any of the Persons referred to in clauses (i), (ii) and (iii) or their Permitted Transferees (or any combination of the foregoing).

“Stockholder Affiliates” shall have the meaning set forth in the definition of Permitted Transferee.

“Subsidiary” shall mean, with respect to any specified Person, (a) a corporation, fifty percent (50%) or more of the voting or capital stock of which is, as of the time in question, directly or indirectly owned by such Person and (b) any partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity in which such Person, directly or indirectly, owns fifty percent (50%) or more of the equity economic interest thereof or has the power to elect or direct the election of more than fifty percent (50%) of the members of the governing body of such entity.

“Tag-Along Notice” shall have the meaning set forth in Section 4.1(b).

“Tag-Along Offerees” shall have the meaning set forth in Section 4.1(a).

“Tag-Along Securities” shall have the meaning set forth in Section 4.1(a).

“Third Party” shall mean, with respect to any Stockholder, any Person other than (i) such Stockholder’s Permitted Transferees and (ii) the Company.

“Third-Party Purchaser” shall have the meaning as set forth in Section 5.1.

“Transaction” shall have the meaning set forth in the recitals.

“Transfer” shall mean any direct or indirect sale, assignment, mortgage, transfer, pledge, gift, hypothecation, short sale or other direct or indirect disposition of or transfer of shares of Company Stock. “Transferred” and “Transferee” each have a correlative meaning.

“Transferor” shall have the meaning set forth in Section 4.1(a).

“Trimaran” shall have the meaning set forth in the Preamble.

“Trimaran Funds” shall mean any of Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC Capital Corporation and any of their respective Affiliates that are members of the LLC.

“Trimaran Group” shall mean Trimaran and its respective Permitted Transferees who become party to this Agreement pursuant to Section 3.1.

“Violation” shall mean, with respect to any purchase of shares of Company Stock, any event or circumstance pursuant to which the purchase of such shares (together with any other purchases of shares of Company Stock pursuant to this Agreement of which the Company has at such time been given or has given notice) would (i) conflict with or result in a violation of or breach (or any event which with lapse of time or the occurrence of any act or event or otherwise would constitute or result in any of the foregoing) any law, statute, rule, regulation, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or its Subsidiaries or any of their properties or assets or (ii) violate or conflict with or constitute a breach or default, or an event creating rights of acceleration or termination (in each case, whether upon lapse of time or the occurrence of any act or event or otherwise), under any agreement to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets may be bound.

“Voluntary Termination” shall mean the voluntary termination by a Management Stockholder or the Chief Executive Officer of the Company of his or her employment with each of the Company and any of its Subsidiaries with which such person is employed by voluntary resignation or any other means, other than a termination by such person for Good Reason.

ARTICLE II

CERTAIN AGREEMENTS WITH STOCKHOLDERS

2.1 Monitoring and Management Agreement. The parties hereto acknowledge and agree that at the Closing, the Company and Trimaran Fund Management, L.L.C. will enter into a Monitoring and Management Agreement (the “Management Agreement”), the form of which is attached as Exhibit A, which provides for, among other things, the payment of monitoring fees and transaction fees by the Company, in exchange for advisory services provided by the Trimaran Group.

2.2 Agreements with Stockholders. Any transaction or agreement (other than the Management Agreement and any other transactions or agreements contemplated hereby) entered into between the Company, on the one hand, and any of the Stockholders or their Affiliates, on the other hand, after the date hereof shall be negotiated on an arm’s-length basis as determined by the members of the Board of Directors which are not Nominees of such transacting Stockholder and shall be subject to the approval of Trimaran. This Section 2.2 shall not apply to employment matters with respect to Management Stockholders, which matters will be subject to necessary approvals of the Board of Directors, or the applicable committee thereof.

ARTICLE III

TRANSFERS AND EXCHANGES

3.1 Restrictions on Transfer.

(a) Subject to the rights and restrictions set forth in Article IV, no shares of Company Stock now or hereafter owned by any Stockholder or any interest therein, may be Transferred, other than:

(i) any Transfer by any Stockholder to a Third Party with the prior approval of the Board of Directors;

(ii) Transfers to one or more of such Stockholder’s Permitted Transferees;

(iii) in the case of any Stockholder, any Transfer to a Third Party; provided that the Stockholders (other than the Trimaran Group) shall not have the ability to effect any Transfer, without the prior consent of the majority of directors of the Company, pursuant to this clause (iii) until after the five (5) year anniversary of the Closing; and provided further that any such permitted Transfer under this clause (iii) shall be subject to the provisions of Article IV;

(iv) any Transfer by any Stockholder to a Third Party of any of such Person’s shares of Company Stock arising as a result of the exercise by such Stockholder of “tag-along” rights pursuant to Article IV: provided that during any period following any termination of the Management Stockholder’s employment with the Company or any of its Subsidiaries up until the expiration of the Company’s call period set forth in Section 6.1, such Management Stockholder and his Permitted Transferees shall not be permitted to Transfer any shares of Company Stock pursuant to the provisions of Article IV;

(v) pursuant to any sale of shares of Company Stock in connection with the exercise by the Trimaran Group of its rights under Article V;

(vi) upon the exercise by the Company (or its designee) or any Management Stockholder (or his or her personal representatives) of any “call” or “put” rights, as applicable, provided for in Article VI; and

(vii) any sale of shares of Company Stock in connection with the exercise of such Person’s rights under Article VII;

(b) Any Transfer of shares of Company Stock made pursuant to this Section 3.1 to a Third Party or a Permitted Transferee shall be effective only if:

(i) such Third Party or Permitted Transferee (to the extent not already party to this Agreement) shall agree in writing, in accordance with Article IX hereof, to be bound by the terms and conditions of this Agreement to the same extent and in the same manner as the Stockholder transferring such shares of Company Stock;

(ii) the Transfer to such Third Party or Permitted Transferee is in compliance with all applicable federal, state and foreign securities laws;

(iii) in the event of a Transfer to a Third Party, if requested by the Board of Directors in its sole judgment, the Company receives an opinion of counsel reasonably acceptable to the Company, at the expense of the Stockholder proposing the Transfer, reasonably satisfactory in form and substance to the Board of Directors, to the effect that: (A) such Transfer would not violate the Securities Act or any state securities or “blue sky” laws applicable to the Company or the shares of Company Stock to be Transferred, (B) such Transfer shall not impose liability or reporting obligations on the Company or any Stockholder in any jurisdiction, whether domestic or foreign, or result in the Company or any Stockholder becoming subject to the jurisdiction of any court or Governmental Authority anywhere, other than the states, courts and Governmental Authorities in which the Company is then subject to such liability, reporting obligation or jurisdiction and (C) such other customary matters as the Board of Directors may reasonably request; and

(iv) in the event of a Transfer to a Permitted Transferee, the Stockholder has obtained the prior approval of the Board of Directors (which consent shall not be withheld unless, in the reasonable opinion of the Board of Directors, such Transfer of shares of Company Stock by such Stockholder together with all other Transfers of shares of Company Stock made by such Stockholder could result in or create a significant risk (as defined below) that, prior to any Registration, the Company may become subject to the informational requirements of the Exchange Act). For the purposes of this Section 3.1(b)(iv), a “significant risk” shall be deemed to arise when the number of “holders of record” (as determined in accordance with the Exchange Act) is greater than 80% of the number of “holders of record” that would cause the application or continued application of the informational requirements of the Exchange Act under the then existing circumstances.

(c) Notwithstanding any other provision of this Agreement, the parties hereby agree that any Transfer or series of Transfers of any equity interests in Trimaran shall not constitute a Transfer of Company Stock for purposes of this Agreement.

(d) No Transfer of shares of Company Stock in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

(e) Notwithstanding anything to the contrary, unexercised Exchange Options may not be Transferred to any Person except as a result of the laws of descent solely in order that Exchange Options may be exercised in accordance with the terms of applicable option agreement; provided further that Section 3.2 below shall apply in respect of any shares into which such Exchange Options are exercised.

3.2 Involuntary Transfers. In the case of any Transfer of title or beneficial ownership of shares of Company Stock upon default, foreclosure, forfeit, divorce, court order, or otherwise than by a voluntary decision on the part of a Stockholder (an “Involuntary Transfer”), (i) the Company shall have the right to purchase such shares of Company Stock pursuant to this Section 3.2 and (ii) if the Company shall have failed to exercise such right, each Stockholder (other than the Stockholder whose shares of Company Stock are subject to such Involuntary Transfer) shall have the right to purchase such shares of Company Stock pursuant to this Section 3.2 which shares of Company Stock shall be allocated to each such Stockholder on a pro rata basis in accordance with its ownership of shares of Company Stock on a fully-diluted basis (excluding any unexercised options or warrants). Upon the Involuntary Transfer of any shares of Company Stock, such holder of shares of Company Stock shall promptly (but in no event later than two (2) days after such Involuntary Transfer) furnish written notice (the “Involuntary Transfer Notice”) to the Company and each of the Stockholders indicating that the Involuntary Transfer has occurred, specifying the name of the Person to whom such shares have been transferred (the “Involuntary Transferee”) and giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of the Involuntary Transfer Notice, and for thirty (30) days thereafter, the Company or each Stockholder (other than the Stockholder whose shares of Company Stock are subject to such Involuntary Transfer), as applicable, shall have the right to purchase (subject to the priority set forth in the first sentence of this Section 3.2), and the Involuntary Transferee shall have the obligation to sell, all, but not less than all, of the shares of Company Stock acquired by the Involuntary Transferee for a purchase price equal to the lesser of (i) the Fair Market Value of such shares of Company Stock on the date of transfer to the Involuntary Transferee and (ii) the amount of the Indebtedness or other liability that would be extinguished as a result of the Involuntary Transfer plus the excess, if any, of the Carrying Value of such shares of

Company Stock over the amount of such Indebtedness or other liability that gave rise to the Involuntary Transfer. It is understood that this Section 3.2 shall not apply to any Involuntary Transfer upon death or Disability; provided, however, subject to Section 3.1(e) and Article VI, in the case of any Transfer of title or beneficial ownership of shares of Company Stock upon death, including as a result of the laws of descent, the transferee shall become a party to this Agreement (to the same extent as contemplated with respect to the transferor Stockholder).

Notwithstanding the foregoing, the Board of Directors may, for good cause shown by the holder of shares of Company Stock who made the Involuntary Transfer, determine that payment of a purchase price equal to the Fair Market Value of such shares of Company Stock on the date of transfer to the Involuntary Transferee would be appropriate under the circumstances, and direct that payment be made in such amount.

ARTICLE IV

TAG-ALONG RIGHTS; RIGHT OF FIRST OFFER

4.1 Tag-Along Rights Generally.

(a) Until the occurrence of a Qualified Public Offering, subject to the restrictions on Transfer set forth in Section 3.1 hereof and subject to Section 4.3 hereof, in the case of a proposed Transfer of five percent (5%) or more of the shares of Company Stock held by Trimaran (the “Transferring Stockholder”) (a “Tag-Along Transfer”), each other Stockholder may exercise tag-along rights in accordance with the terms, conditions and procedures set forth herein (any Stockholder exercising such rights, a “Tagging Stockholder”).

(b) The Transferring Stockholder shall promptly give notice (a “Tag-Along Notice”) to each Stockholder of any Tag-Along Transfer, setting forth the number of shares of Company Stock proposed to be Transferred, the name and address of the Transferee, the proposed amount and form of consideration for shares of Company Stock, and any other material terms and conditions of the Tag-Along Transfer. Each Stockholder shall have a period of thirty (30) days from the date of the Tag-Along Notice within which to elect to sell up to its Pro Rata Portion of shares of Company Stock in connection with such Tag-Along Transfer. Any Stockholder may exercise such right by delivery of an irrevocable written notice to the Transferring Stockholder specifying the number of shares of Company Stock such Stockholder desires to include in the Tag-Along Transfer, accompanied by (i) any certificates representing such shares, duly endorsed, to be held in escrow pending the Tag Along Transfer (or if the Tagging Stockholder wishes to Transfer shares underlying Exchange Options, an exercise notice and the exercise price) and (ii) a limited power of attorney authorizing the Transferring Stockholder to sell or otherwise dispose of the applicable number of such Stockholder’s shares of Company Stock. If the Transferring Stockholder is unable to cause the Transferee to purchase all the shares of Company Stock proposed to be Transferred by the Transferring Stockholder and the Tagging Stockholders, then the number of shares of Company Stock each such Stockholder is permitted to sell in such Tag-Along Transfer shall be scaled back pro rata based on the number of shares of Company Stock held by such Stockholder relative to the number of shares of Company Stock held by all Stockholders participating in such Tag-Along Transfer. The Transferring Stockholder shall have a period of sixty (60) days following the expiration of the thirty (30) day period mentioned above to sell all the shares of Company Stock agreed to be purchased by the Transferee, on the payment terms specified in the Tag-Along Notice.

(c) Each Tagging Stockholder shall agree (i) to make the same representations, warranties, covenants, indemnities and agreements to the Transferee as made by the Transferring Stockholders in connection with the Tag-Along Transfer (other than any non-competition or similar agreements or covenants that would bind the Tagging Stockholder or its Affiliates), and (ii) to the same terms and conditions to the transfer as the Transferring Stockholders agree. Notwithstanding the foregoing, however, all such representations, warranties, covenants, indemnities and agreements shall be made by each Transferring Stockholder and each Tagging Stockholder severally and not jointly, and any liability for breach of any such representations and warranties related to the Company shall be allocated among each Transferring Stockholder and each Tagging Stockholder pro rata based on the relative number of shares of Company Stock to be Transferred by each of them, and the aggregate amount of liability for each such Transferring Stockholder and Tagging Stockholder shall not exceed the U.S. dollar value of the total consideration to be paid by the Transferee to such Transferring Stockholder and Tagging Stockholder, respectively.

(d) Notwithstanding anything to the contrary, any Stockholder wishing to include any shares of Company Stock that are acquirable pursuant to the exercise of any vested Options (including Exchange Options, other vested Options and any Options that would vest upon the consummation of the Transfer giving rise to such tag along rights) in a Tag-Along Transfer must include in the notice of acceptance pursuant to Section 4.1(b) an irrevocable commitment to exercise such Options, subject only to the closing of the Transfer of Company Stock by the Transferring Stockholder; provided that Options which by their terms are forfeited prior to the applicable closing must be exercised prior to such forfeiture in order for the underlying shares of Company Stock to be included in a Tag-Along Transfer.

(e) In the event that any Trimaran Fund proposes to Transfer membership interests in Trimaran such that any other member of Trimaran would have tag-along rights pursuant to the LLC Agreement (a “LLC Tag-Along Transfer”), Trimaran shall give each Stockholder a Tag-Along Notice with respect to such proposed Transfer, and each Stockholder shall be permitted to tag-along to such LLC Tag-Along Transfer, in accordance with the applicable mechanics of Section 4.1(b); provided that (A) a Stockholder’s “Pro Rata Portion” of shares of Company Stock shall mean a number of shares of Company Stock equal to the product of (y) (1) the number of shares of Company Stock (other than any Options) held by the tagging Stockholder plus (2) the number of shares of Company Stock issuable upon the exercise of any vested Options held by the tagging Stockholder and (z) a fraction, the numerator of which is the number of shares of Company Stock beneficially owned by the applicable Trimaran Fund(s) through ownership of the membership interests in Trimaran proposed to be Transferred in connection with the applicable LLC Tag-Along Transfer and the denominator of which is the aggregate number of shares of Company Stock beneficially owned by the applicable Trimaran Fund(s) immediately prior to such LLC Tag-Along Transfer and (B) if the Trimaran Fund(s) is unable to cause the Transferee to purchase all the membership interests and shares of common stock proposed to be Transferred by the Trimaran Fund(s) and the tagging members and stockholders, then the number of shares of Company Stock each such Stockholder is permitted to sell in such LLC Tag-Along Transfer hereunder shall be scaled back pro rata based on the number of shares of Company Stock held by such Stockholder relative to the number of shares of Company Stock held directly or beneficially owned by all members and Stockholders participating in such LLC Tag-Along Transfer. Notwithstanding anything to the contrary, if in any LLC Tag-Along Transfer of Trimaran, any Trimaran Funds become aware that the proposed transferee in good faith is not willing to consummate such sale if shares of Company Stock held by any Stockholder are included in such sale (by virtue of the tag-along rights specified hereunder), then the Trimaran Funds shall be permitted to proceed with such sale (to the full extent of such LLC Tag-Along Transfer) without including any such shares of Company Stock, and Stockholders shall not have tag-along rights with respect to shares of Company Stock in such proposed Transfer of membership interests. In the event that any Stockholder participates in a LLC Tag-Along Transfer, the provisions of Sections 4.1(c) and 4.1(d) shall appropriately apply (it being understood that applicable references to “Tag-Along Transfer” therein shall be to the applicable LLC Tag-Along Transfer).

4.2 Exceptions to Tag-Along Rights and Right of First Offer. The provisions of Section 4.1 shall not be applicable to any Transfer of shares of Company Stock (a) from Trimaran to any Permitted Transferee thereof, (b) made in connection with the exercise by Trimaran of its rights under Article V, so long as Trimaran exercises such rights in full with respect to shares of Common Stock held by Management Stockholders, (c) made pursuant to a public offering of shares of Company Stock in connection with the exercise of rights pursuant to Article VII, (d) made in connection with an exchange or conversion of shares of Company Stock for shares of stock or other equity securities of the Company so long as Management Stockholders are given a commensurate right to exchange or convert shares of Common Stock, or (e) by the Trimaran Group to one or more Third Parties of a number of shares of Company Stock having a value of up to $70 million (based on the Per Share Value) during the one (1) year period following the Closing; provided that in the event of a reclassification, stock split, reverse stock split, stock dividend or stock distribution the foregoing number of shares of Company Stock shall be correspondingly adjusted to provide the Trimaran Group the same economic effect contemplated by this provision prior to such event.

4.3 Right of First Offer.

(a) Following the five year restriction period set forth in Section 3.1(a)(iii) or if the directors of the Company consent to an earlier Transfer pursuant to Section 3.1(a)(iii), upon the receipt by any Stockholder (other than any member of the Trimaran Group) (“Transferor”) from a Third Party of a Bona Fide Offer to purchase or otherwise acquire (or if such Transferor has otherwise agreed to Transfer to a Third Party (other than in connection with a Qualified Public Offering)) all or a portion of Transferor’s shares of Company Stock (other than a Transfer pursuant to Section 4.2) which Transferor desires to accept, Transferor shall cause the Third Party’s offer to be reduced to writing and shall provide a copy of such written notice of such Third Party’s offer (the “ROFO Notice”) to the Company, and the Company shall provide a copy thereof to Trimaran. The Company may, within thirty (30) days following its receipt of a ROFO Notice, elect to purchase from the Transferor all (but not less than all) of the shares of Company Stock held by such Transferor which are subject to such ROFO Notice (the “Transferor Shares”) upon the same terms and conditions as the terms and conditions contained in the Third Party’s offer (the “Offer”). To the extent the Company declines to elect to purchase such Transferor Shares, Trimaran shall have ten (10) Business Days from the end of such thirty (30) day period to elect to purchase collectively all (but not less than all) of such Transferor Shares. In the event the Company declines to purchase such Transferor Shares, the Company shall promptly notify Trimaran and the Transferor in writing of its decision.

(b) Following the five year restriction period set forth in Section 3.1(a)(iii) or if the directors of the Company consent to an earlier Transfer pursuant to Section 3.1(a)(iii), if neither the Company nor Trimaran shall have elected to purchase the Transferor Shares, the Transferor may sell, within sixty days following the thirty (30) day period referred to in Section 4.3(a), to such Third Party all (but not less than all) of the Transferor Shares, for the purchase price and on the other terms and conditions contained in the Offer subject to the conditions of this Article IV. If the Company or Trimaran shall elect to purchase the Transferor Shares, the closing of the purchase and sale pursuant to such acceptance shall take place at a time and date to be determined by the Transferor and the Company or the Trimaran, as the case may be.

ARTICLE V

DRAG-ALONG RIGHTS AND RIGHT TO COMPEL QUALIFIED PUBLIC OFFERING

5.1 Drag-Along Rights.

(a) If (i) the Trimaran Group (the “Selling Stockholders”) agree to Transfer, in any single or series of related transactions, greater than fifty percent (50%) of the aggregate number of the shares of Company Stock held by the Selling Stockholders to a non-affiliated third party or (ii) the Selling Members (as defined in the LLC Agreement) exercise drag-along rights pursuant to Section 8.04 of the LLC Agreement (an “LLC Drag”, and (i) and (ii) collectively, “Drag-Along Transfers”), the Selling Stockholders may exercise drag-along rights in accordance with the terms, conditions and procedures set forth herein.

(b) Trimaran shall promptly give notice (a “Drag-Along Notice”) to each other Stockholder (the “Drag-Along Stockholder”) of any election by the Selling Stockholders to exercise their drag-along rights under this Section 5.1, setting forth the name and address of the transferee, the total number of shares of Company Stock proposed to be Transferred by the Selling Stockholders (or Membership Units by the Selling Members in the case of a LLC Drag), the proposed amount and form of consideration for such shares of Company Stock (or Membership Units, in the case of a

LLC Drag), and all other material terms and conditions of the Drag-Along Transfer. Such notice shall also specify the number of shares of Company Stock such Drag-Along Stockholder shall be required to transfer, up to such Drag-Along Stockholder’s Pro Rata Portion of shares of Company Stock. Any transfer of Company Stock by a Drag-Along Stockholder pursuant to the terms hereof shall be at the price per share of Company Stock specified in the Drag-Along Notice (or in the case of a LLC Drag, at the Company Stock Equivalent Price). Within ten (10) days of the Drag-Along Notice, each Stockholder (other than members of the Trimaran Group) shall deliver to Trimaran (i) any certificates representing the shares subject to the Drag-Along Transfer, duly endorsed, to be held in escrow pending the Drag-Along Transfer and (ii) a limited power of attorney authorizing the Selling Stockholder to sell or otherwise dispose of the applicable number of such Stockholder’s shares of Company Stock.

(c) Each Drag-Along Stockholder must agree (i) to make the same representations, warranties, covenants, indemnities and agreements as made by the Selling Stockholders (or Selling Members, in the LLC Drag) in connection with the Drag-Along Transfer (other than any non-competition or similar agreements or covenants that would bind the Drag-Along Stockholder or its Affiliates), and (ii) to the same terms and conditions to the transfer as the Selling Stockholders agree. Notwithstanding the foregoing, however, all such representations, warranties, covenants, indemnities and agreements shall be made by each Selling Stockholder (or Selling Member, in the case of a LLC Drag) and Drag-Along Stockholder severally and not jointly and any liability for breach of any such representations and warranties related to the Company shall be allocated among each Selling Stockholder (or Selling Member, in the case of a LLC Drag) and Drag-Along Stockholder pro rata based on the relative number of shares of Company Stock Transferred by each of them (which in the case of a LLC Drag, shall be determined by the Board of Directors taking into account the relative capitalizations of the Company and Trimaran), and the aggregate amount of liability for each such Selling Stockholder (or Selling Member in the case of a LLC Drag) and Drag-Along Stockholder shall not exceed the U.S. dollar value of the total consideration to be paid by the Transferee to such Selling Stockholder (or Selling Member, in the case of a LLC Drag) and Drag-Along Stockholder, respectively.

(d) In the event that any transfer pursuant to this Section 5.1 is structured as a merger, consolidation, or similar business combination, each Drag-Along Stockholder must further agree to (i) vote in favor of the transaction, (ii) take such other action as may be required to effect such transaction, and (iii) take all action to waive any dissenters, appraisal or other similar rights with respect thereto. In the event that any transaction that is subject to a LLC Drag is structured as a merger, consolidation, or similar business combination, each Selling Stockholder agrees to Transfer its Pro Rata Portion of shares of Company Stock in connection with such transaction.

(e) Solely for purposes of Section 5.1(d) and in order to secure the performance of each Stockholder’s obligations under Section 5.1(d), each Stockholder hereby irrevocably appoints Trimaran as its the attorney-in-fact and proxy of such Stockholder (with full power of substitution) to vote, provide a written consent or take any other action with respect to its shares of Company Stock as described in this paragraph if, and only in the event that, such Stockholder fails to vote or provide a written consent with respect to its shares of Company Stock in accordance with the terms of Section 5.1(d)(i) or fails to take any other action in accordance with the terms of Section 5.1(d)(ii) or Section 5.1(d)(iii) (each such Stockholder, a “Breaching Drag-Along Stockholder”) within three (3) days of a request for such vote, written consent or action. Upon such failure, Trimaran shall have and is hereby irrevocably granted a proxy to vote or provide a written consent with respect to each such Breaching Drag-Along Stockholder’s shares of Company Stock for the purposes of taking the actions required by Section 5.1(d). Each Stockholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Stockholder shall take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by it with respect to the matters set forth in Section 5.1(d) with respect to the shares of Company Stock owned by such Stockholder.

(f) If any Drag-Along Stockholder fails to transfer to the Drag-Along Buyer the shares of Company Stock to be sold pursuant to this Section 5.1, the Selling Stockholders may, at their option, in addition to all other remedies they may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such shares of Company Stock with any national bank or trust company having combined capital, surplus and undivided profits in excess of $500 million (the “Escrow Agent”), and thereupon all of such Drag-Along Stockholder’s rights in and to such shares of Company Stock shall terminate. Thereafter, upon delivery to the Company by such Drag-Along Stockholder of appropriate documentation evidencing the transfer of such shares of Company Stock to the drag-along Transferee, the Selling Stockholders shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Company) to such Drag-Along Stockholder.

(g) Notwithstanding anything to the contrary, each Stockholder holding vested Options to acquire Common Stock (including any Exchange Options, other vested Options and Options that would vest upon the consummation of the Drag-Along Transfer) agrees to provide to Trimaran, upon delivery of the Drag-Along Notice, an irrevocable commitment to exercise vested Options exercisable into a number of shares of Common Stock equal to (x) such Stockholder’s Pro Rata Portion of shares of Company Stock, less (y) the number of shares of Common Stock held by such Stockholder (which are to be included in the applicable Drag-Along Transfer); provided that if any vested Options or Options that would vest upon consummation of the Drag-Along Transfer, which a Stockholder is otherwise obligated to exercise pursuant to the foregoing, are not “in the money,” such Stockholder shall not be obligated to exercise such Options for cash; provided however, that any such “out of the money” options required to be included in such Drag-Along Transfer pursuant to the forgoing shall be cancelled without any consideration paid therefor and be deemed included in such Drag-Along Transfer; provided, further, however that a Stockholder shall be obligated to include and exercise all “in the money” Options held by such Stockholder prior to including any “out of the money” Options for purposes of determining which Options are required to be exercised and included in such Drag-Along Transfer).

(h) Any Transfer of shares of Company Stock by Trimaran or Membership Units by the Trimaran Funds in each case subject to Drag-Along Transfers may be structured as an auction and may be initiated by the delivery to the Company and the other Stockholders of a written notice that Trimaran or the Trimaran Funds, as the case may be, has elected to initiate an auction sale procedure. Trimaran or the Trimaran Funds, as the case may be, shall be entitled to take all steps reasonably necessary to carry out an auction of the Company and its Subsidiaries, including, without limitation, selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation. The Company and each Stockholder shall provide assistance with respect to these actions as reasonably requested.

(i) Any transaction costs, including transfer taxes and legal, accounting and investment banking fees incurred by the Company and Trimaran in connection with a Transfer of shares of Company Stock covered by this Section 5.1 (including pursuant to clause (h) above) shall, unless the applicable purchaser refuses, be borne by the Company (or the LLC, as applicable) in the event of a merger, consolidation or sale of assets and shall otherwise be borne by the Stockholders on a pro rata basis based on the consideration received by each Stockholder with respect to such transaction.

5.2 Rights to Compel a Qualified Public Offering.

(a) Trimaran may at any time, in its sole discretion, cause the Company to effect a Qualified Public Offering. A Qualified Public Offering may include, at Trimaran’s option, the secondary sale of shares of Company Stock or other equity interests in the Company, any of its Subsidiaries or their successors then held by Trimaran, subject to Sections 7.2 and 7.3.

(b) In the event that Trimaran elects to exercise its rights pursuant to Section 5.2(a) above, Trimaran shall have the right to designate all of the material terms of such Qualified Public Offering (e.g., the underwriters, if any, to be retained by the Company in connection therewith, the securities exchanges or national market systems, if any, where the Company’s equity would be listed for trading, the price, timing and other terms of the proposed public offering, etc.). In addition, in the event that Trimaran elects to exercise its rights contemplated pursuant to Section 5.6(a) above, then Trimaran may, at its option, require the remaining Stockholders to vote in favor of any amendment(s) to this Agreement which are reasonably requested by any underwriter retained in connection with such Qualified Public Offering; provided that the remaining Stockholders shall not be required to consent to any amendment to this Agreement that would adversely affect their rights under this Agreement. In particular, in the event of any such proposed Qualified Public Offering, upon any request by Trimaran, each of the Stockholders shall use its respective best efforts (i) to call, or cause the Board of Directors and the appropriate officers of the Company to call, a special meeting of the stockholders of the Company to consider approval of such proposed amendment(s), and (ii) vote in favor of such proposed amendment(s) all of the shares of Company Stock owned or held of record by such Stockholder (to the extent entitled to vote), at each regular or special meeting of the stockholders of the Company called for the purpose of voting on such matter, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions reasonably necessary to ensure that all necessary stockholder approvals for such amendment(s) and such Qualified Public Offering are obtained.

ARTICLE VI

CALL AND PUT RIGHTS ON MANAGEMENT STOCK

6.1 Call Rights.

(a) Voluntary Termination or Termination for Cause. If, prior to a Qualified Public Offering, a Management Stockholder’s employment with the Company or any of its Subsidiaries is terminated by reason of Voluntary Termination (other than Retirement) or for Cause, then the Company shall have the right, for seventy-five (75) days following the date of termination of such employment and subject in each case to the provisions of Section 6.4, to give notice to purchase or cause to be purchased from such Management Stockholder and his or her Permitted Transferees, and such Management Stockholder and his or her Permitted Transferees shall be required to sell on one occasion to the Company, all shares of Company Stock then held by such Person(s), or which may be acquired upon exercise of Options or Exchange Options subsequent to such termination, at a price equal to the lesser of Cost or the Fair Market Value of all such shares of Company Stock. All shares of Common Stock acquired by such Management Stockholder pursuant to an exercise of Options in accordance with the terms of the applicable Options or the Company Option Plan upon such termination shall be subject to the call right described above.

(b) Termination for any other Reason. If, prior to a Qualified Public Offering, a Management Stockholder’s employment with the Company or any of its Subsidiaries is terminated by death, Disability or Retirement or any other reason not covered by Sections 6.1(a) , then the Company shall have the right, for seventy-five (75) days following the date of termination of such employment and subject in each case to the provisions of Section 6.4, to give notice to purchase or cause to be purchased from such Management Stockholder and his or her Permitted Transferees, and such Management Stockholder and his or her Permitted Transferees shall be required to sell on one occasion to the Company, all shares of Company Stock then held by such Person(s), or which may be acquired upon exercise of Options or Exchange Options subsequent to such termination, at a price equal to the Fair Market Value of such shares of Company Stock. All shares of Company Stock acquired by such Management Stockholder pursuant to an exercise of Options in accordance with the terms of the applicable Options or the Company Option Plan upon such termination shall be subject to the call right described above.

(c) Notice of Exercise; Closing. If the Company (or its designee) desires to exercise its right to purchase shares of Company Stock pursuant to its rights under this Section 6.1, the Company (or its designee) shall, not later than the expiration date of the seventy-five (75) day call period referred to in Section 6.1 (a) and

(b) above (as it may be extended pursuant to the provisions of Section 6.4), send written notice of its intention to purchase or cause to be purchased all of the shares of Company Stock held by such Management Stockholder and his or her Permitted Transferees pursuant to this Section 6.1. Subject in each case to the provisions of Section 6.4, the closing of the purchase shall take place at the principal office of the Company ten (10) days following the giving of such notice or as soon thereafter as practicable but in no event later than twenty (20) days after the giving of such notice. The purchase price shall be paid in accordance with Section 6.5.

6.2 Obligation to Sell Several. In the event that any Management Stockholder has transferred any shares of Company Stock to any Permitted Transferee, the failure of any one member of such group to perform its obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by the Company (or its designee) shall not excuse, or constitute a waiver of the Company’s rights, if any, against, the defaulting member(s).

6.3 Put Rights.

(a) Termination other than Voluntary, for Cause or Death. If, prior to a Qualified Public Offering, a Management Stockholder’s employment with the Company or any of its Subsidiaries is terminated as a result of a resignation by such Management Stockholder for Good Reason (but excluding Retirement if included within any definition of Good Reason) or by the Company or any of its Subsidiaries without Cause, or by death or Disability, then the Management Stockholder shall have the right, for seventy-five (75) days following the date of termination of such employment and subject in each case to the provisions of Section 6.4, to give notice to the Company to purchase from such Management Stockholder and his or her Permitted Transferees, and the Company shall be required to purchase on one occasion from such Management Stockholder and his or her Permitted Transferees, all shares of Company Stock then held by such Person(s), or which may be acquired upon exercise of Options or Exchange Options subsequent to such termination, at a price equal to the Fair Market Value of such shares of Company Stock. All shares of Common Stock acquired by such Management Stockholder pursuant to an exercise of Options in accordance with the terms of the applicable Options or the Company Option Plan upon such termination shall be subject to the put right described above.

(b) Notice of Exercise; Closing. If the Management Stockholder desires to exercise its right to sell shares of Company Stock pursuant to its rights under this Section 6.3, then the applicable Management Stockholder shall, not later than the expiration date of the seventy-five (75) day put period referred to in Section 6.3 (a) above (as it may be extended pursuant to the provisions of Section 6.4), send written notice of its intention to sell all of the shares of Company Stock held by such Management Stockholder and his or her Permitted Transferees pursuant to this Section 6.3. Subject in each case to the provisions of Section 6.4, the closing of the purchase shall take place at the principal office of the Company ten (10) days following the giving of such notice or as soon thereafter as practicable but in no event later than twenty (20) days after the giving of such notice. The purchase price shall be paid in accordance with Section 6.5.

6.4 Deferral of Purchases.

(a) Events of Deferral. The Company (and its designee) shall not be obligated to purchase or cause to be purchased any shares of Company Stock, at any time pursuant to this Article VI, regardless of whether it has delivered a notice of its election to purchase any such shares of Company Stock pursuant to Section 6.1, (x) to the extent that the purchase of such shares of Company Stock would give rise to or result in a Violation, (y) if immediately prior to the time of purchase there exists, or if immediately after giving effect to such purchase there would exist, a Financing Default or (z) if the Board of Directors determines in its good faith judgment that such purchase would not be prudent in light of the financial condition or prospects of the Company (a “Financial Condition Rationale”).

(b) Extension of Call and Put Periods. The period during which the Company (or its designee) shall have the obligation or right to purchase or cause to be purchased shares of Company Stock pursuant to the exercise of any right to purchase or sell shares of Company Stock pursuant to Section 6.1 (a “Call Right”) or Section 6.3 (a “Put Right”), shall be extended in the event the Board of Directors in good faith determines that any Violation, Financing Default or a Financial Condition Rationale exists or would result as a result of any purchase of shares of Company Stock pursuant to this Article VI to the date that is one hundred twenty (120) days after the Board of Directors determines that such is no longer the case; provided, that in order to exercise such rights to delay its purchase of Company Stock pursuant to a Call Right the Company (or its designee) must have given notice of its intention to exercise its Call Rights within one hundred twenty (120) days from the date of the Management Stockholder’s termination of employment.

6.5 Payment. The purchase price of shares of the Company Stock to be purchased by the Company (or its designee) pursuant to this Article VI will be paid by (a) at the Company’s option, the cancellation of Indebtedness owing from the Management Stockholder to the Company or any of its Subsidiaries, if any, and (b) then by the Company’s delivery of a bank cashier’s check or certified check for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the shares of Company Stock so purchased, Duly Endorsed; provided, that in the event (x) that the Company does not have sufficient cash flow, or it would not otherwise be prudent in light in the financial condition or prospects of the Company, to finance the payment of such purchase price referred to in clause (b) above, as determined in good faith by the Board of Directors, or (y) that the Company is not permitted, as a result of a Violation or pursuant to the provisions of any Indebtedness of the Company or any of its Subsidiaries, to pay cash in payment of such purchase price referred to in clause (b) above, but is permitted, pursuant thereto and pursuant to all other credit obligations of the Company, to issue a note in exchange for such shares of Company Stock then, in any of such events, the Company (or its designee) may, at its option, pay for such purchase price with the delivery of a junior, subordinated promissory note bearing interest at an annual rate equal to the then applicable rate the Company is paying on its primary revolving line of credit, plus one percent (1%), compounded annually, due on the third anniversary of the date of issuance thereof (or such later date as may be required by any financing agreement to which the Company is a party, Violation or Financing Default) for the remainder of the purchase price, if any. The Company (or its designee) shall have the rights set forth in subsections (a) and (b) of the first sentence of this Section 6.5 whether or not any Permitted Transferee(s) of the Management Stockholder owing amounts to the Company or its Subsidiaries, if applicable, is itself an obligor of the Company or its Subsidiaries.

6.6 Miscellaneous. Notwithstanding anything to the contrary set forth in this Agreement, (a) the Company shall be permitted to reach any agreement with any Management Stockholder (or his or her estate, as the case may be) concerning the purchase of such Stockholder’s shares of Company Stock, and (b) the Company, in its sole discretion, shall have the right, but not the obligation, to assign any of its rights, and delegate any of its obligations, to purchase any shares of Company Stock of any Management Stockholder (or his or her estate, as the case may be) pursuant to this Article VI to any employee stock ownership plan or similar compensation or benefit plan that the Company may have, or to any Subsidiary or employee of the Company (or any combination of the foregoing).

ARTICLE VII

REGISTRATION RIGHTS

7.1 Demand Registration Rights.

(a) Subject to Section 7.1(c) below, upon written notice after one hundred eighty (180) days following the occurrence of a Qualified Public Offering (or such shorter period pursuant to which the underwriters require the Stockholders to be “locked-up” pursuant to Section 7.12), from any member of the Trimaran Group (the “Requesting Stockholder” and any Registrable Securities thereof to be included in such demand, the “Demand Securities”), the Company shall use all reasonable efforts to effect at the earliest possible date and maintain a registration of Registrable Securities held by the Requesting Stockholder, its Permitted Transferees and any underwriter with respect to such Registrable Securities, in accordance with the intended method or methods of disposition specified by the Requesting Stockholder (including, but not limited to, an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule) promulgated under the Securities Act); provided, that if, after a Registration request pursuant to this Section 7.1 has been made, the Company has determined in good faith, after consultation with its outside legal counsel, that the filing of a Registration request would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, the Company shall not be obligated to effect a Registration pursuant to this Section 7.1 until the earlier of (A) the date upon which such material information is disclosed to the public by the Company or ceases to be material, or (B) forty-five (45) days after such good faith determination; provided, further, that the Requesting Stockholder shall not have the right to utilize the services of an underwriter unless the anticipated gross proceeds of the shares of Company Stock to be offered exceed $25 million. The Requesting Stockholder requesting a Registration under this Section 7.1 may, at any time prior to the effective date of the registration statement relating to such Registration, revoke such request by providing written notice thereof to the Company.

(b) In connection with any Registration requested pursuant to this Section 7.1, (i) the Requesting Stockholder shall have the right, subject to Section 7.1(a), to designate the managing underwriter(s) and (ii) the Company shall take such other actions, including, without limitation, listing such shares of Company Stock for trading on any securities exchange or national market system (to the extent such shares are not then listed on a securities exchange or national market system) and registering or qualifying such shares of Company Stock under state securities laws, as may be reasonably requested by the Requesting Stockholder. If the Requesting Stockholder consents to the inclusion of offers and sales of any other securities in a Registration of shares of Company Stock by the Requesting Stockholder pursuant to this Section 7.1 and the underwriter(s) retained in connection with such Registration advise the Company in writing that such offering would be materially and adversely affected by the inclusion of such securities, the Requesting Stockholder may in its sole discretion exclude all or some of such securities from such offering; provided that this sentence shall not apply to shares of Company Stock included in any such Registration pursuant to the exercise of rights pursuant to Section 7.2.

(c) Notwithstanding anything to the contrary, any Registration requested by the Requesting Stockholder pursuant to this Section 7.1 shall not be deemed to have been effected (and, therefore, not requested for purposes of this Section 7.1(c)), (x) unless it has become effective, provided, that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed by the Requesting Stockholder (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Requesting Stockholder unless the Requesting Stockholder shall have elected to pay all Registration Expenses in connection with such registration, (y) if after it has become effective such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by the Requesting Stockholder and, as a result thereof, the shares of Company Stock requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement or (z) if the closing pursuant to the purchase agreement or underwriting agreement entered into in connection with such Registration does not occur. Any Registration of Registrable Securities effected pursuant to Section 7.2 by a Stockholder exercising its rights pursuant to Section 7.2 shall not be deemed to have been requested by a Requesting Stockholder for purposes of this Section 7.1(c).

7.2 Piggyback Registration Rights. If (i) the Trimaran Group proposes to cause the Company to effect a Qualified Public Offering pursuant to Section 5.2 hereof or (ii) at any time following the consummation of a Qualified Public Offering the Company proposes to effect a Registration, whether or not for sale for its own account and (subject to the provisions of Section 7.1 above) whether or not pursuant to the exercise of any of the demand registration rights referred to in Section 7.1 hereof, the Company will each such time, subject to the provisions of Sections 7.1 and 7.2(c), give prompt written notice to all Stockholders (and such other Persons granted such piggyback registration rights) of record of Registrable Securities of its intention to do so and of the rights under this Article VII of such Stockholder (and such other Persons granted such piggyback registration rights), at least ten (10) days prior to the anticipated filing date of the registration statement relating to such Registration; provided that Stockholders holding vested Options (including Exchange Options) may not register any Options pursuant to this Article VII but Holders may exercise “piggyback registration rights” under this Article VII with respect to any shares of Company Stock received by such Person upon the exercise of Options prior to the applicable Registration. Such notice shall offer all such Stockholders (and such other Persons granted such piggyback registration rights) the opportunity to include in such registration statement such number of Registrable Securities as each such Stockholder may request. Upon the written request of any such Stockholder (or such other Persons granted such piggyback registration rights) made within ten (10) days after the receipt of the Company’s notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder), the Company will use its best efforts to effect the Registration under the Securities Act and the qualification under any applicable state securities or blue sky laws of all Registrable Securities which the Company has been so requested to register by the Stockholders thereof, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered; provided, that:

(a) if such Registration involves an underwritten public offering, all Stockholders requesting that their Registrable Securities be included in the Company’s Registration must, upon request by the underwriter(s), sell their Registrable Securities to such underwriter(s) selected by the Company (or the Requesting Stockholders in accordance with Section 7.1, as the case may be) on the same terms and conditions as apply to the Company or any selling security holder (or on equivalent terms and conditions, in the event that such Requesting Stockholders hold different securities from those being sold by the Company or such selling security holder), including, without limitation, executing and delivering such underwriting agreements or other related agreements to which the Company or any such selling security holder has agreed to execute and deliver;

(b) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 7.2 and prior to the effective date of the registration statement filed in connection with such Registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all Stockholders of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Registration (without prejudice, however, to the rights of the Stockholders immediately to request that such registration be effected as a Registration under Section 7.1);

(c) if a Registration pursuant to this Section 7.2 involves an underwritten public offering, any Stockholder holding Registrable Securities requesting to be included in such Registration may elect, in writing at least seven (7) days prior to the effective date of the registration statement filed in connection with such Registration, not to register such securities in connection with such Registration;

(d) the Company shall not be required to effect any Registration of shares of Company Stock under this Section 7.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans (including, without limitation, any registration of securities on a Form S-4 or S-8 registration statement or any successor or similar forms), other than in connection with an employee stock ownership plan meeting the requirements of § 1042 of the Code and involving an acquisition by an employee stock ownership plan of more than 30% of the outstanding shares of Common Stock calculated on a fully-diluted basis (excluding any unexercised options); and

(e) no Registration of shares of Company Stock effected under this Section 7.2 shall relieve the Company of its obligation to effect a Registration of shares of Company Stock pursuant to Section 7.1.

7.3 Priority in Piggyback Registrations.

(a) Except as set forth in Sections 7.3(b) and (c), if at any time following a Qualified Public Offering (or in connection with a Qualified Public Offering as contemplated in Section 7.3(d) below) the Company proposes to effect another Registration in connection with an underwritten offering (including any Registration pursuant to the exercise of any of the demand registration rights referred to in Section 7.1), including any Registration for the Company’s account, and the managing underwriter(s) advise the Company in writing that, in its or their judgment, the number of shares of equity securities of the Company (including all shares of Registrable Securities) which the Company, the Stockholders and any other persons intend to include in such Registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company shall include in such Registration:

(i) first, all securities the Company proposes to sell for its own account (the “Company Securities”) except if such Registration of shares of Company Stock is pursuant to a demand registration by a Stockholder (entitled to such demand) pursuant to Section 7.1, in which case such demanding Stockholder shall have first priority and the Company shall have second priority;

(ii) thereafter, to the extent that the number or dollar amount of the Company Securities to be offered by the Company (or the Company and any Person exercising demand rights pursuant to Section 7.1), if any, is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, all Piggyback Securities requested to be sold by any Stockholder; provided, that if the number of the Company Securities, Demand Securities and Piggyback Securities exceeds the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Piggyback Securities that may be included by each such Stockholder in such offering shall be the product of (x) the total number of Piggyback Securities that are capable of being sold in such offering without having the adverse effect referred to above, times (y) a fraction, (1) the numerator of which shall be the number of Registrable Securities held or deemed to be held by each such requesting Stockholder that such Stockholder has requested to be included in such Registration and (2) the denominator of which shall be the aggregate number of Registrable Securities held or deemed to be held on such date by the requesting Stockholders that such Stockholders have requested to be included in such Registration; provided, further, that in the event any such Stockholder desires to include fewer shares of Registrable Securities in such offering than such Stockholder has been so allocated, the resulting number of remaining available shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, shall be allocated among the other Stockholders entitled to include their Registrable Securities as set forth in this Section 7.3(a)(ii) in accordance with the formula set forth above; provided, further, that such process of remainder allocation shall be applied iteratively until such time as all requesting holders shall be satisfied; and

(iii) third, to the extent that the number of Company Securities, Demand Securities and Piggyback Securities held by Stockholders is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the equity securities requested to be sold for the account of any other Persons (allocated among the Persons holding such other securities in such proportions as such Persons and the Company may agree).

(b) Notwithstanding anything contained in Section 7.3(a), in the event of a demand registration by the Trimaran Group which is the first demand registration by the Trimaran Group, the Company shall include in such Registration:

(i) first, all Demand Securities proposed to be sold by the Trimaran Group;

(ii) second, to the extent that the number of Demand Securities is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to in Section 7.3(a), all Company Securities requested to be sold by the Company;

(iii) third, to the extent that the number of Company Securities and Demand Securities and Piggyback Securities is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to in Section 7.3(a), all Piggyback Securities requested to be sold by any Stockholder; provided, that if the number of the Piggyback Securities requested to be sold by such Stockholders exceeds the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to in Section 7.3(a), the number of such Piggyback Securities that may be included by each such Stockholder in such offering shall be determined in a manner consistent with the calculation set forth in Section 7.3(a)(ii); and

(iv) fourth, to the extent that the number of Company Securities, Demand Securities and Piggyback Securities held by Stockholders is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to in Section 7.3(a), the equity securities requested to be sold for the account of any other Persons (allocated among the Persons holding such other securities in such proportions as such Persons and the Company may agree).

(c) Notwithstanding anything contained in Section 7.3(a), in the event of a demand registration by the Trimaran Group which is not the first demand registration by the Trimaran Group, the Company shall include in such Registration:

(i) first, all Demand Securities proposed to be sold by the Trimaran Group and all Piggyback Securities requested to be sold by any Stockholder; provided, that if the number of the Demand Securities and Piggyback Securities exceeds the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to in Section 7.3(a), the number of such Demand Securities and Piggyback Securities that may be included by each such Stockholder in such offering shall be determined in a manner consistent with the calculation set forth in Section 7.3(a)(ii) except that each reference to “Piggyback Securities” in such calculation shall be deemed to be a reference to “Demand Securities and Piggyback Securities”;

(ii) second, to the extent that the number of Demand Securities and Piggyback Securities held by Stockholders is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to in Section 7.3(a), all Company Securities requested to be sold by the Company; and

(iii) third, to the extent that the number of Company Securities, Demand Securities and Piggyback Securities held by Stockholders is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to in Section 7.3(a), the equity securities requested to be sold for the account of any other Persons (allocated among the Persons holding such other securities in such proportions as such Persons and the Company may agree).

(d) Notwithstanding any rights provided in this Article VII, in any Qualified Public Offering which affords any Stockholder the right to sell shares of Company Stock, all Stockholders shall be entitled to the rights set forth in Section 7.2 and Section 7.3(a) above as if the offering occurred following a Qualified Public Offering.

7.4 Expenses. The Company will pay all Registration Expenses in connection with each Registration of Registrable Securities requested pursuant to this Article VII (including any Registration deemed not to be “effected” under Section 7.1(c) or not consummated as contemplated by Section 7.2(b)) and any other actions that may be taken in connection with any such Registration as contemplated by this Article VII; provided, that the Company will not be obligated to pay any underwriting discounts or commissions or transfer taxes, if any, relating to the sale or disposition of securities sold by Persons other than the Company pursuant to any such Registration.

7.5 Restrictions on Public Sale by Stockholders and Company.

(a) In connection with any offering of securities of the Company, including, without limitation, any offering contemplated by this Article VII, each Stockholder agrees that, whether or not such Stockholder’s Registrable Securities are included in such Registration, it will consent and agree to comply with any “hold back” restriction, relating to shares of Company Stock or any other securities of the Company then owned by such Stockholder, that may be reasonably requested by the underwriter(s) or placement or other selling agent(s) of such offering, not to exceed one hundred and eighty (180) days in the case of the Company’s initial public offering, or ninety (90) days in any subsequent public offering. Without limitation to the foregoing, each Stockholder shall, upon request by such underwriter(s) or agent(s), agree not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the thirty (30) days prior to, and during the one hundred eighty (180) day period (or such shorter period as required by the underwriters) beginning on, the effective date of such registration statement (except as part of such Registration).

(b) If any Registration of Registrable Securities pursuant to Article VII shall be in connection with an underwritten public offering, the Company agrees, if requested by the underwriter(s) or placement or other selling agent(s), (i) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or its Subsidiaries or in connection with the purchase of all or substantially all the assets of any other Person or in connection with an employee stock option or other benefit plan) during the thirty (30) days prior to, and during the one hundred eighty (180) day period beginning on, the effective date of such registration statement (except as part of such Registration) in the case of the Company’s initial public offering, or ninety (90) days in any subsequent public offering and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause (i) or during any of the periods referred to in Section 7.5(a) above, including any sale pursuant to Rule 144 under the Securities Act (except as part of such Registration, if permitted).

(c) In connection with any offering of securities of the Company contemplated by this Article VII, the Company shall take such other actions in connection therewith as may be necessary or appropriate, including, without limitation, entering into customary underwriting arrangements and agreeing to indemnify any Requesting Stockholder or any other Stockholder selling shares of Company Stock in such offering.

7.6 Indemnification by the Company. In the event of any Registration of any securities of the Company under the Securities Act pursuant to Article VII, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each of the Stockholders holding any Registrable Securities covered by such registration statement, its Representatives, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls, is controlled by or is under common control with such Stockholder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld) to which such Stockholder, any such Representative or any such underwriter or controlling Person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such Registration, and the Company will reimburse such Stockholder and each such Representative or underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expenses arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Stockholder or any such Representative or underwriter specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or any such Representative or underwriter and shall survive the transfer of such securities by such Stockholder.

7.7 Indemnification by the Stockholders and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Article VII, that the Company shall have received an undertaking reasonably satisfactory to it from the Stockholders of such Registrable Securities and any underwriter, to indemnify and hold harmless severally, and not jointly and severally (in the same manner and to the same extent as set forth in Section 7.6), the Company and its Representatives and all other prospective sellers and their respective Representatives, and their respective controlling persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of such Stockholder or underwriter, as the case may be, specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Stockholders, underwriters or any of their respective Representatives or controlling persons and shall survive the transfer of such securities by such Stockholder; provided, that no such Stockholder shall be liable under this Section 7.7 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such Stockholder (net of any underwriters’ or placement agents’ fees, discounts or commissions related thereto).

7.8 Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article VII, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Article VII, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

7.9 Other Indemnification. Indemnification similar to that specified in the preceding Sections of this Article VII (with appropriate modifications) shall be given by the Company and each Stockholder holding Registrable Securities with respect to any required Registration or other qualification of securities under any federal or state law or any regulation of a governmental authority other than arising under the Securities Act.

7.10 Registration Procedure.

(a) If and whenever the Company is required to effect or cause the Registration of any Registrable Securities pursuant to this Article VII, the Company will, as expeditiously as possible:

(i) Prepare in cooperation with the sellers (and, in the event of an underwritten public offering, with the underwriter(s)), and file with the SEC, in a manner consistent with the provisions of this Article VII, a registration statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate as the case may be, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective; provided, that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to one counsel selected by the Requesting Stockholder(s), in the event of a Registration effected pursuant to Section 7.1, or selected by the holders of a majority of the Registrable Securities covered by such registration statement, in the event of any other Registration, copies of all such documents proposed to be filed, which documents will be subject to the timely review of such counsel, and (ii) notify each holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred twenty (120) days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the ninety (90) day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement.

(iii) Furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), and such other documents, as such Person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities owned by such holder.

(iv) Use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any holder, and underwriter, if any, of Registrable Securities covered by such registration statement shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that the Company shall not for any such purpose, be required to (A) qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7.10, it is not then so qualified, (B) subject itself to taxation in any such jurisdiction, or (C) take any action which would subject it to consent to general or unlimited service of process not then so subject.

(v) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

(vi) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to the Company’s attention if as a result of such event the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(vii) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, in each case as soon as practicable, an earnings statement covering a period of at least 12 months, beginning with the first month after the effective date of the registration statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act including, at the option of the Company, Rule 158 thereunder.

(viii) Use its best efforts to cause all such Registrable Securities to be listed on such national securities exchange or the National Association of Securities Dealers National Market System as may be reasonably requested by the Requesting Stockholder, and if any similar securities issued by the Company are then listed on any securities exchanges or national market systems, to also list all such Registrable Securities on such securities exchanges or national market systems, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided, that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement.

(ix) Use its best efforts to obtain a “cold comfort” letter from the independent public accountants for the Company in customary form and covering matters of the type customarily covered by such letters as may be reasonably requested by the Requesting Stockholder(s), in the event of a Registration effected pursuant to Section 7.1, or by the holders of a majority of the Registrable Securities covered by such registration statement, in the event of any other Registration.

(x) Execute and deliver all instruments and documents (including in an underwritten offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as sellers of a majority of the Registrable Securities being sold reasonably request in order to effect an underwritten public offering of such Registrable Securities. The Company may require each holder of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing in connection with effecting such offering.

(b) Each holder of Registrable Securities will, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.10(a)(vi), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.10(a)(vi), and, if so directed by the Company, such holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.

7.11 Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

7.12 Lock-Up Period. Each Stockholder, if requested by the Board of Directors and an underwriter of Company Stock or other securities of the Company, shall agree pursuant to a written agreement not to sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Company held by such Stockholder for a specified period of time (not longer than seven (7) days) prior to the effective date of a Registration Statement and for a specified period of time (not longer than one hundred eighty (180) days) following the effective date of a Registration Statement in the case of the Company’s initial public offering, or ninety (90) days in any subsequent public offering; provided, however, that such agreement shall not apply to any Registrable Securities (or other securities of the Company) held by such Stockholder if they are included in the Registration Statement. The Company may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restrictions, until the end of the lock-up period. The written agreement referred to in the first sentence of this Section 7.12 is in addition to and not in replacement of other transfer restrictions contained in this Agreement.

7.13 Registration. Following the Company’s initial public offering, the Company shall use its reasonable efforts to file and cause to become effective, and shall maintain for so long as any Options or Exchange Options are outstanding, a Registration Statement on Form S-8 (or its successor) covering the shares of Common Stock underlying the Options and Exchange Options to the extent such registration is required under applicable law in order for such shares to be sold without restriction in the United States.

ARTICLE VIII

PREEMPTIVE RIGHTS

8.1 Preemptive Rights.

(a) Preemptive Right. Until the consummation of a Qualified Public Offering, the Company shall not, and shall not permit its Subsidiaries (with respect to such Subsidiary’s capital stock) to, issue or sell Company Stock (or any options, warrants or other rights to acquire any Company Stock, or any debt or equity securities convertible into or exchangeable for, directly or indirectly, any Company Stock) or issue any debt securities (each a “Preemptive Issuance” of “Securities”) to any Person, except in compliance with the provisions of this Section 8.1.

(b) Participation Notice. Not fewer than thirty (30) Business Days prior to the consummation of the Preemptive Issuance, the Company shall provide a written notice (the “Participation Notice”) to the Trimaran Group and, subject to Section 8.1(h) below, each other Stockholder who holds Common Stock acquired under the Purchase Agreement or on the exercise of the Exchange Options (each, a “Participation Stockholder”). The Participation Notice shall include, to the extent known:

(i) The material terms of the proposed Preemptive Issuance, including (A) the amount and kind of Securities to be included in the Preemptive Issuance, (B) the price per share or unit of the Securities (or, if such consideration is not cash, the Fair Market Value of such shares or units), (C) the portion of the Preemptive Issuance equal to the aggregate number of shares of Company Stock held by such Participation Stockholder on a fully-diluted basis (including any shares into which Exchange Options are exercisable, but excluding any other unexercised Options or warrants) immediately prior to such Preemptive Issuance divided by the aggregate number of shares of Company Stock (including any shares into which Exchange Options are exercisable, but excluding any other unexercised Options or warrants) outstanding immediately prior to the Preemptive Issuance (with respect to each Participation Stockholder, its “Participation Portion”) and (D) the name and address of each Person to whom the Securities are proposed to be issued (each a “Preemptive Transferee”); and

(ii) An offer by the Company to issue to each Participation Stockholder such Participation Stockholder’s Participation Portion, on the same terms and conditions as the issuance to each of the Preemptive Transferees, including, without limitation, the same relative proportions of Securities (e.g., debt and equity) as are being offered in the Preemptive Issuance.

(c) Election to Participate. Within twenty (20) Business Days after delivery of the Participation Notice, each Participation Stockholder desiring to accept the offer pursuant to Section 8.1(b)(ii) shall send an irrevocable commitment (each a “Participation Commitment”) to the Company specifying the amount or proportion of Securities which such Participation Stockholder desires to be issued up to such Participation Stockholder’s Participation Portion (each a “Participating Buyer”). The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided and so long as the terms and conditions applicable to the Preemptive Issuance remain as stated in the Participation Notice, each such Participating Buyer shall be obligated to acquire in the Preemptive Issuance on the same terms and conditions, with respect to each Security issued, as the Preemptive Transferees such amount or proportion of Securities as such Participating Buyer shall have specified in such Participating Buyer’s Participation Commitment. If all of the new Securities offered to the Stockholders are not accepted for purchase within twenty (20) Business Days after delivery of such Participation Notice, such Securities that have not been so accepted for purchase shall be reoffered by the Company to the Participating Buyers that elected to purchase their entire Participation Portion of such Securities, for the purchase price and upon the terms and conditions set forth in the Participation Notice, in proportion with each such Stockholder’s Participation Portion (as determined immediately prior to the delivery of the Participation Notice), in continuous reofferings until all of such Securities specified in the Participation Notice are purchased by the Stockholders; provided that none of the Stockholders shall be obligated to purchase more than the number of Securities such Stockholder initially agreed to purchase in such Stockholder’s initial commitment pursuant to the first sentence of this Section 8.1(c); provided further that if all of such Securities specified in the Participation Notice are not purchased pursuant to this Section 8.1(c) within sixty (60) days of the date the Participation Notice was initially provided to the Stockholders, such continuous reoffering shall cease and the Company shall have the right to issue and sell such Securities in such Preemptive Issuance to the Preemptive Transferees and Participating Buyers, at a price not less than the price set forth in the Participation Notice and on other terms not materially more favorable in the aggregate, to the Preemptive Transferees and Participating Buyers than those set forth in the Participation Notice. Each Participation Stockholder that does not accept such offer (or accepts such offer in an amount or proportion less than the Participation Portion) shall be deemed to have waived all of its rights under this Section 8.1 with respect to the Preemptive Issuance specified in the Participation Notice (or in respect of the amount or portion of the Participation Portion as to which such Stockholder did not accept the offer). If the principal terms of such proposed Preemptive Issuance change such that they are more materially favorable in the aggregate to the Participating Buyers than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 8.1 separately complied with, in order to consummate such Preemptive Issuance. In the event a Participation Stockholder breaches its obligation to purchase such Securities after delivering a Participation Commitment, such Participation Stockholder shall be deemed to have waived all of such holder’s rights under this Section 8.1 with respect to such Preemptive Issuance and all future Preemptive Issuances.

(d) Expiration of Commitment. If after one hundred twenty (120) days following the date of the Participation Notice the Company has not completed the Preemptive Issuance on the terms and conditions specified in such Participation Notice, each Participating Buyer shall be released from its obligations under such Participating Buyer’s Participation Commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 8.1 separately complied with, in order to consummate such Preemptive Issuance.

(e) Cooperation. Each Participating Buyer shall take or cause to be taken all such reasonable actions, consistent with the provisions of this Agreement,

as may be necessary or appropriate in order expeditiously to consummate each Preemptive Issuance to such Participating Buyer pursuant to this Section 8.1 and any related transactions. Without limiting the generality of the foregoing, each Participating Buyer agrees to execute and deliver such subscription and other agreements specified by the Board of Directors to which the Participating Buyer will be party.

(f) Closing. The closing of a Preemptive Issuance pursuant to this Section 8.1 shall take place at such time and place as the Board of Directors shall specify by notice to each Participating Buyer, which notice shall be delivered at least five (5) Business Days prior to the proposed closing date. At the closing, the Company shall deliver to each Participating Buyer the certificates or other instruments, if any, evidencing the Securities to be issued to such Participating Buyer, registered in the name of such Participating Buyer or his designated nominee, free and clear of any Liens, with any transfer tax stamps affixed, against delivery by such Participating Buyer of the applicable consideration.

(g) Retroactive Compliance. Notwithstanding the notice requirements of Section 8.1(b), the Company may proceed with any Preemptive Issuance prior to having complied with the provisions of Section 8.1; provided, that:

(i) the Board of Directors shall have determined that the Preemptive Issuance will not adversely affect any Participation Stockholder so long as such Participation Stockholders are given retroactive opportunity to participate in accordance with Section 8.1(g)(ii); and

(ii) the Company shall, within ten (10) Business Days of the consummation of such Preemptive Issuance (and in any event prior to making any distribution in respect of Securities purchased in connection therewith):

(A) provide to each Participation Stockholder who would have been entitled to receive a Participation Notice in connection with such Preemptive Issuance (1) notice of such Preemptive Issuance and (2) the Participation Notice described in Section 8.1(b) in which the actual price per share of Securities shall be set forth, and permit each such Participation Stockholder to exercise its participation rights under this Section 8.1(b) with respect thereto; and

(B) (1) include in the subscription (or similar) agreement with the purchaser(s) of the Securities a provision permitting the Company to repurchase such securities in an amount necessary to satisfy the provisions of Section 8.1(c) in response to the Participation Notice furnished pursuant to clause (A) above or (2) cause the issuance of additional Securities in an amount necessary to permit each requesting Participation Stockholder to purchase its Participation Portion of the total Preemptive Issuance, including the portion sold pursuant to this Section 8.1(g), in response to the Participation Notice furnished pursuant to clause (1) above.

(h) Exceptions. This Section 8.1 shall not apply to any issuance (i) to an employee of the Company or any Subsidiary or an Affiliate of such employee; (ii) upon the exercise or conversion of any options, warrants or other rights to acquire any Company Stock, or any debt or equity securities convertible into or exchangeable for, directly or indirectly, any Company Stock; (iii) pursuant to any deferred compensation arrangement with respect to any director or employee of the Company; (iv) pursuant to a Qualified Public Offering or any other public offering or (v) pursuant to any issuance to a Stockholder made immediately prior to or at the Closing and set forth on Schedule 8.1(h). Notwithstanding anything to contrary set forth in this Article VIII, Management Stockholders shall not have preemptive rights under this Article VIII in respect of issuances of debt securities or nonparticipating, nonconvertible redeemable (without premium other than customary cumulative dividend) preferred stock by the Company or any Subsidiary thereof (it being understood that any securities that are convertible into or exchangeable for, directly or indirectly, any Company Stock or similar equity securities of the Company or any Subsidiary shall not be considered debt securities for this purpose).

ARTICLE IX

ADDITIONAL STOCKHOLDERS

9.1 Transferees of Stockholders of the Company. No Transfers of shares of Company Stock may be made (and shall not be effective) to a Permitted Transferee or to any Third Party, unless in each case prior to such Transfer any such transferee agrees in writing to be bound (to the same extent as contemplated with respect to the Stockholder) by the terms and conditions of this Agreement pursuant to a supplementary agreement reasonably satisfactory in form and substance to the Company. Upon entering into such supplementary agreement, such transferee of Company Stock shall be deemed to be a Stockholder for all purposes of this Agreement. The provisions of this Section 9.1 shall not apply to any Transfer (a) made pursuant to a public offering of shares of Company Stock, including in connection with the exercise by any Stockholder of its rights pursuant to Article VII or in connection with the exercise by the Trimaran Group of its rights pursuant to Section 5.2, (b) made in connection with the exercise by the Trimaran Group of a drag-along right or (c) following a public offering of shares of Company Stock, made pursuant to Rule 144.

9.2 New Stockholders. Any director, member of management or other employee of the Company or any of its Subsidiaries or any other Person who becomes a holder of shares of Company Stock after the date hereof shall be deemed, upon the execution of a supplementary agreement described below, to have the same rights and obligations as a Stockholder for purposes of this Agreement. The Company shall not issue shares of Company Stock to a director, member of management or other employee of the Company or any of its Subsidiaries or any other Person unless the Person to whom the shares of Company Stock are to be issued or transferred agrees in writing to be bound by the terms and conditions of this Agreement pursuant to a supplementary agreement reasonably satisfactory in form and substance to the Company. Upon entering into such supplementary agreement, any such (i) member of management or other employee of the Company or any of its Subsidiaries shall be deemed to be a Management Stockholder for all purposes of this Agreement and (ii) other Person shall be deemed to be a Additional Stockholder for all purposes of this Agreement. The parties hereto acknowledge and agree that the Company Option Plan (or the agreements entered into in connection therewith) shall provide that option holders thereunder will be subject to restrictions on Transfer and the rights described in Article V upon grant of such Options and that they will be required to become parties to this Agreement upon any exercise of options granted thereunder, as a condition to the exercise of such options.

9.3 Supplemental Agreements. Each supplementary agreement referred to in Sections 9.1 and 9.2 above, shall become effective upon its execution by the Company and the new holder of shares of Company Stock, and it shall not require the signatures or the consent of the other Stockholders (or their respective Permitted Transferees). The supplementary agreement between the Company and any new holder of shares of Company Stock may modify some of the terms and conditions of this Agreement as they affect the rights and obligations of the new holder of shares of Company Stock; provided, that the modified terms and conditions shall be no less favorable to the other Stockholders than the terms and conditions set forth in this Agreement; provided further that the such new stockholders shall not be treated more favorably than any of the existing Stockholders unless such existing Stockholder’s consent is obtained.

9.4 Option Holders. Upon the exercise of a stock Option held by any Stockholder party hereto, the rights, benefits, obligations, restrictions and duties contained in this Agreement with respect to the shares of Company Stock received pursuant to such exercise shall automatically, without any further action, apply, and Stockholder shall become bound by and entitled to the rights, benefits, obligations, restrictions and duties under this Agreement which are so applicable.

9.5 Stockholder Schedules. The Board of Directors shall create and maintain schedules identifying each of the following Stockholders: (i) the Trimaran Group (ii) the Management Stockholders, and (iii) the Additional Stockholders. Such schedules shall be updated from time to time to reflect the names of Stockholders who become a party to this Agreement after the date hereof.

ARTICLE X

STOCK LEGENDS

10.1 Restrictive Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each of the Stockholders agrees that the following two legends shall be placed on the certificates representing any shares of Company Stock, now or hereafter owned by them:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER CONDITIONS, AS SPECIFIED IN THE STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 18th, 2005, AS MAY BE AMENDED (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF CHICKEN ACQUISITION CORP. (TOGETHER WITH ITS SUCCESSORS, THE “COMPANY”) AND WHICH WILL BE MAILED TO A STOCKHOLDER WITHOUT CHARGE WITHIN TEN (10) DAYS AFTER RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR FROM SUCH STOCKHOLDER). THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.

NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT PURSUANT TO THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT AND, EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS.”

All Stockholders shall be bound by the requirements of such legends to the extent that such legends are applicable. Upon a Registration of any shares of Company Stock, the certificate representing such shares of Company Stock shall be replaced, at the expense of the Company, with certificates bearing only the first of the two legends referred to above.

ARTICLE XI

TERM; TERMINATION

11.1 Term. This Agreement shall terminate, and be of no further force or effect, automatically without any further action on the part of any parties hereto, upon the earlier of (a) the consummation of a Qualified Public Offering and (b) a sale of all or substantially all of the assets or equity interests in the Company to a Third Party (whether by merger, consolidation, sale of assets or securities or otherwise); provided, that in the event of a Qualified Public Offering, all of the provisions of this Agreement shall terminate and be of no further force and effect, except for Article VII, Article XI, Article XII and Article XIII, which shall survive the consummation of a Qualified Public Offering. In the event of a sale of all or substantially all of the assets of the Company to a Third Party, the Company shall be liquidated and dissolved.

ARTICLE XII

EXCULPATION

12.1 Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, neither the directors, nor any of the Stockholders, or any officers, directors, stockholders, partners, employees, representatives, consultants or agents of either of the foregoing, nor any officer, employee, representative, consultant or agent of the Company or any of its Affiliates (individually, a “Covered Person” and, collectively, the “Covered Persons”) shall be liable to the Company or any other Person for any act or omission (relating to the Company and the conduct of its business, the Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission was in or was not contrary to the best interests of the Company; provided, that such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

ARTICLE XIII

MISCELLANEOUS

13.1 Specific Performance. Each of the Stockholders acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed, no adequate remedy at law would exist and damages would be difficult to determine. It is accordingly agreed that (x) in the event of a breach of any provision of this Agreement, the aggrieved party shall be entitled to specific performance of this Agreement and to enjoin any continuing breach of this Agreement (without the necessity of proving actual damages and without posting bond or other security), in addition to any other remedy to which such aggrieved party may be entitled at law or in equity, and (y) the Stockholders will waive the defense in any action for specific performance or other equitable relief that a remedy at law would be adequate.

13.2 Consent to Jurisdiction, Service of Process; Venue. Each party hereto hereby irrevocably and unconditionally (i) consents to the submission to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware, county of Wilmington, for any Claims arising out of or relating to this Agreement or the breach, termination or validity thereof and the transactions contemplated by this Agreement, (ii) agrees not to commence any Action relating thereto except in such courts and in accordance with the provisions of this Agreement, (iii) agrees that service of any process, summons, notice, or document by U.S. registered mail or as otherwise provided in this Agreement shall be effective service of process for any Action brought in any such court, (iv) waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated by this Agreement in the courts of the State of Delaware or the United States of America located in the State of Delaware, and (v) agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

13.3 Attorneys’ Fees. In any legal action or proceeding (including, without limitation, any arbitration proceeding) brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other available remedy or relief to which such party or parties may be entitled.

13.4 Headings; Construction. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof. All references to “Article,” “Articles” “Section” or “Sections” refer to the corresponding Article, Articles, Section or Sections of this Agreement unless specifically noted otherwise.

13.5 No Third-Party Beneficiaries. Except as otherwise expressly provided herein, the covenants, agreements and other provisions contained in this Agreement are for the sole benefit of the parties hereto and their permitted successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights, remedies or other benefits hereunder on any other Persons. Neither this Agreement nor any purchase or sale of shares of Company Stock shall create, or be construed or deemed to create, any right to employment in favor of the Company or shareholders or employers thereof or any Management Stockholder or any other Person by the Company or any Subsidiaries of the Company.

13.6 Entire Agreement. This Agreement and the Exchange Agreements (as defined in the Purchase Agreement) constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

13.7 Notices. All notices, requests, instructions and other communications to be given hereunder by any party hereto to another party hereto shall be in writing and, unless otherwise provided herein, shall be deemed duly given if delivered personally, telecopied (which is confirmed) or sent by registered or certified mail (postage prepaid, return receipt requested) or by Federal Express or other similar courier service (i) to the Company or Trimaran at the addresses set forth below, (ii) in the case of a Permitted Transferee, to the address set forth in the written agreement executed pursuant to Article IX, (iii) if to an Additional Stockholder or a Management Stockholder, as listed on the signature page hereto, or, if not so listed, to him or her at his or her address as reflected in the stock records of the Company, or (iv) in the case of any member of management or other employee of the Company or any of its Subsidiaries who becomes a holder of shares of Company Stock or options to acquire shares of Company Stock after the date hereof, to the address set forth in the written agreement executed pursuant to Article IX:

If to the Company, to:

Chicken Acquisition Corp.

c/o Trimaran Fund Management, L.L.C.

622 Third Avenue

35th Floor

New York, NY 10017

Attention: Steven A. Flyer

Facsimile: (212) 885-4350

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036-6522

Attention:	Eileen T. Nugent, Esq. Thomas W. Greenberg, Esq.

Fax: (212) 735-2000

If to Trimaran, to:

Trimaran Pollo Partners, L.L.C.

c/o Trimaran Fund Management, L.L.C.

622 Third Avenue

35th Floor

New York, NY 10017

Attention:	Steven A. Flyer
Facsimile:	(212) 885-4350

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036-6522

Attention:	Eileen T. Nugent, Esq. Thomas W. Greenberg, Esq.

Fax: (212) 735-2000

provided, that in the event any of the parties referred to above desires to designate another address to which such notices should be sent to such party, such party may designate such other address by giving notice to the other parties hereto in writing as set forth in this Section 13.7 (provided, that any change of address shall be effective only upon receipt).

13.8 Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THE PARTIES SUBJECT HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONTRARY RESULT OTHERWISE REQUIRED UNDER APPLICABLE CHOICE OF LAW PRINCIPLES.

13.9 Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

13.10 Successors; Assigns; Transferee; Amendments; Waivers.

(a) The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Notwithstanding the foregoing, except as set forth with specificity herein, this Agreement may not be amended, modified or supplemented without the approval by Trimaran; provided that if any amendment adversely affects the economic rights of any Stockholder individually or as a class on a discriminatory basis, then the consent of the applicable Stockholder (in the case of any amendment that adversely affects any Stockholder individually) or two-thirds of Stockholders of a class (such as two-thirds of the Management Stockholders, in the case of any amendment that adversely affects Management Stockholders as a class) (such two-thirds measured based on the share ownership of the Member of such class, on an as-exercised basis), as applicable, shall be required for such amendment; provided, further that this Agreement may be amended, modified or supplemented by the Company in order to cure any ambiguity, defect or inconsistency in this Agreement, so long as (x) such action does not adversely affect the rights of any Stockholder and (y) the Company promptly notifies each Stockholder in accordance with the provisions of Section 13.7 hereof of such action.

(b) No waivers of or departures from the terms or provisions of this Agreement may be given except by an instrument in writing duly executed by the party entitled to the benefits thereof.

(c) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or any Stockholder except in connection with Transfers of Company Stock to Permitted Transferees and other Persons permitted by the terms of this Agreement.

(d) The rights and remedies of the Stockholders and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by any party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right.

13.11 Defaults; No Circumvention of Agreement. A default by any party to this Agreement in such party’s compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party. No Stockholder or any of its Permitted Transferees may do indirectly, through the sale of capital stock of its or their Subsidiaries or otherwise, that which is not permitted by this Agreement (including, without limitation, the provisions of Articles III and V).

13.12 Further Assurances. Each party hereto or Person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

13.14 Recapitalization, etc. Except as otherwise provided in this Agreement, the provisions of this Agreement shall apply to any and all shares of Company Stock or shares of stock of any successor or assign of the Company (whether by merger, consolidation, transfer or sale of assets, conversion or otherwise) which may be issued in respect of, in exchange for, or in substitution of, any shares of Company Stock by reason of any reorganization, any recapitalization, reclassification, merger, consolidation, partial or complete liquidation, sale of assets, spin-off, stock dividend, split, distribution to Stockholders or combination of the shares of Company Stock or any other change in the Company’s capital structure, in order to preserve fairly and equitably as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Stockholders Agreement as of the date first above written.

CHICKEN ACQUISITION CORP.

By:	/s/ Steven A. Flyer
Name:	Steven A. Flyer
Title:	President

TRIMARAN POLLO PARTNERS, L.L.C.

By:	/s/ Steven A. Flyer
Name:	Steven A. Flyer
Title:	President

Schedule A

Schedule of Management Stockholders

ASP EPL L.L.C.

Brian Berkhausen

Brian Carmichall

The Carley Family Trust

Marcelino Contreras

Karen Eadon

Patsy Estis

Judith Fine

Thomas Giannetti

Scott Gillie

Robert Gossman

Mark Hardison

James Hicks

Stephen Lash

Dennis Lombardi

Jon Miller

Milner Family Trust

John Phillips

Jeanne Scott

Joseph Stein

Gus Siade

Julie Weeks

Mike Wildman